Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 6, 2023, relating to the consolidated financial statements of VAALCO Energy, Inc., which is incorporated by reference in the Registration Statement on Form S-8.

/s/ BDO USA, P.C.

Houston, Texas

June 6, 2024